Execution Copy

===============================================================

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

Amended and Restated Deposit Agreement

Dated as of February 8, 1982

as amended on September 29, 1986,

August 28, 1987, March 13, 1990,

March 6, 1992, March 5, 1993 and April 13, 1993,

as further amended and restated as of February 12, 1997,

~~and~~ as further amended and restated as of October 18, 2005 and as further amended and restated as of January __, 2008

===============================================================

TABLE OF CONTENTS

ARTICLE 1. ~~.~~

~~1~~DEFINITIONS.

2

SECTION ~~1.01.~~1.1.

American Depositary Shares.

~~1~~2

SECTION ~~1.02.~~1.2.

Article; Section.

3

SECTION 1.3.

Commission.

~~2~~3

SECTION ~~1.03.~~1.4.

Custodian.

~~2~~3

SECTION ~~1.04.~~1.5.

Deliver; Surrender.

3

SECTION 1.6.

Deposit Agreement.

~~2~~4

SECTION ~~1.05.~~1.7.

Depositary; Corporate Trust Office ~~2~~.

4

SECTION ~~1.06.~~1.8.

Deposited Securities.

~~2~~5

SECTION ~~1.07.~~1.9.

Dollars; NIS; Foreign Currency~~.~~

~~2~~ 5

SECTION ~~1.08.~~1.10.

Foreign Registrar.

~~3~~5

~~SECTION 1.09.~~

~~Issuer.~~

~~3~~

~~SECTION 1.10.~~

~~Owner.~~

~~3~~

SECTION 1.11.

~~Receipts~~Holder.

~~3~~5

SECTION 1.12.

~~Registrar~~Issuer.

~~3~~5

SECTION 1.13.

~~Restricted Receipts.~~

~~3~~Owner.

6

SECTION 1.14.

Receipts.

6

SECTION 1.15.

Registrar.

6

SECTION 1.16.

Restricted Securities.

~~3~~6

SECTION ~~1.15.~~1.17.

Securities Act of 1933.

~~4~~7

SECTION ~~1.16.~~1.18.

Shares.

~~4~~7

~~ARTICLE 2.~~

~~4~~

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES.

7

SECTION ~~2.01.~~2.1.

Form of Receipts and Transferability of ~~Receipts.~~

~~4~~American Depositary Shares.

7

SECTION ~~2.02.~~2.2.

Deposit of Shares.

~~5~~8

SECTION ~~2.03.~~

~~Execution and~~ 2.3. Delivery of ~~Receipts.~~

~~6~~American Depositary Shares.

10

SECTION ~~2.04.~~2.4.

Transfer of ~~Receipts~~American Depositary Shares; Combination and Split-up of Receipts~~.~~

~~6~~; Interchange of Certificated and Uncertificated American Depositary Shares.

11

SECTION ~~2.05.~~2.5.

Surrender of ~~Receipts~~American Depositary Shares and Withdrawal of Shares.

~~7~~12

SECTION ~~2.06.~~2.6.

Limitations on ~~Execution and~~ Delivery, Transfer and Surrender of ~~Receipts.~~

~~8~~American Depositary Shares.

14

SECTION ~~2.07.~~2.7.

Lost Receipts, etc.

~~9~~15

SECTION ~~2.08.~~2.8.

Cancellation and Destruction of ~~Sur- rendered~~Surrendered American Depositary Shares and Receipts.

~~9~~15

SECTION ~~2.09.~~2.9.

Pre-Release of ~~Receipts.~~

~~9~~American Depositary Shares.

16

SECTION 2.10.

Direct Registration System and Profile Modification System.

17

ARTICLE 3.

~~10~~ CERTAIN OBLIGATIONS OF OWNERS OF AMERICAN DEPOSITARY SHARES.

18

SECTION ~~3.01.~~3.1.

Filing Proofs, Certificates and Other Information.

~~10~~18

SECTION ~~3.02.~~3.2.

Liability of Owner or Holder for Taxes.

~~10~~18

SECTION ~~3.03.~~3.3.

Warranties on Deposit of Shares.

~~10~~19

SECTION 3.4.

Disclosure Regarding Holders.

19

ARTICLE 4. ~~11~~ THE DEPOSITED SECURITIES.

20

SECTION ~~4.01.~~4.1.

Cash Distributions.

~~11~~20

SECTION ~~4.02.~~4.2.

Distributions Other Than Cash, Shares or Rights.

~~11~~20

SECTION ~~4.03.~~4.3.

Distributions in Shares.

~~12~~21

SECTION ~~4.04.~~4.4.

Rights.

~~12~~22

SECTION ~~4.05.~~4.5.

Conversion of Foreign Currency.

~~14~~24

SECTION ~~4.06.~~4.6.

Fixing of Record Date.

~~15~~25

SECTION ~~4.07.~~4.7.

Voting of Deposited Securities.

~~15~~26

SECTION ~~4.08.~~4.8.

Changes Affecting Deposited Securities.

~~16~~27

SECTION ~~4.09.~~4.9.

Reports.

~~16~~28

SECTION 4.10.

Lists of Owners.

~~16~~28

SECTION 4.11.

Withholding.

~~17~~28

ARTICLE 5. ~~17~~ THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

29

SECTION ~~5.01.~~5.1.

Maintenance of Office and Transfer Books by the Depositary.

~~17~~29

SECTION ~~5.02.~~5.2.

Prevention or Delay in Performance by the Depositary or the Issuer.

~~18~~30

SECTION ~~5.03.~~5.3.

Obligations of the Depositary, the Custodian and the Issuer.

~~18~~31

SECTION ~~5.04.~~5.4.

Resignation and Removal of the Depositary~~;~~: Appointment of Successor Depositary.

~~19~~32

SECTION ~~5.05.~~5.5.

The Custodians.

~~20~~33

SECTION ~~5.06.~~5.6.

Notices and Reports.

~~20~~34

SECTION ~~5.07.~~5.7.

Distribution of Additional Shares, Rights, etc.

~~20~~34

SECTION ~~5.08.~~5.8.

Indemnification.

~~21~~35

SECTION ~~5.09.~~5.9.

Charges of Depositary.

~~22~~36

SECTION 5.10.

Retention of Depositary Documents.

~~22~~37

SECTION 5.11.

Exclusivity.

~~23~~38

SECTION 5.12.

List of Restricted Securities Owners.

~~23~~38

ARTICLE 6. ~~23~~ AMENDMENT AND TERMINATION.

38

SECTION ~~6.01.~~6.1.

Amendment.

~~23~~38

SECTION ~~6.02.~~6.2.

Termination.

~~23~~39

ARTICLE 7. ~~24~~ MISCELLANEOUS.

40

SECTION ~~7.01.~~7.1.

Counterparts.

~~24~~40

SECTION ~~7.02.~~7.2.

No Third Party Beneficiaries.

~~24~~41

SECTION ~~7.03.~~7.3.

Severability.

~~25~~41

SECTION ~~7.04.~~ 7.4.

Owners and Holders ~~and Owners~~ as Parties; Binding Effect.

~~25~~41

SECTION ~~7.05.~~7.5.

Notices.

~~25~~41

SECTION ~~7.06.~~7.6.

Governing Law.

~~26~~42

SECTION ~~7.07.~~7.7.

Compliance With U.S. Securities Laws.

~~26~~42

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of February 8, 1982, as amended on September 29, 1986, August 28, 1987, March 13, 1990, March 6, 1992, March 5, 1993 and April 13, 1993, as further amended and restated as of February 12, 1997, ~~and~~ as further amended and restated as of October 18, 2005, and as further amended and restated as of January __, 2008 among TEVA PHARMACEUTICAL INDUSTRIES LIMITED~~,~~ incorporated under the laws of Israel (herein called the “Issuer”), THE BANK OF NEW YORK, a New York banking corporation (herein called the “Depositary”), and all Owners and ~~holders~~Holders from time to time of American Depositary ~~Receipts~~Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer and the Depositary entered into a deposit agreement dated as of February 8, 1982, as amended from time to time, including as last amended and restated as of October 18, 2005 (the “Prior Deposit Agreement”), for the purposes stated in that agreement; and

WHEREAS, the Issuer and Depositary wish to amend the Prior Deposit Agreement to, among other things, provide that American Depositary Shares may be uncertificated securities or certificated securities evidenced by American Depositary Receipts; and

WHEREAS, the Issuer desires to ~~create a facility~~provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as defined in Section ~~1.16~~1.18 hereof)~~,~~ of the Issuer from time to time with the Depositary or with the Custodian (as defined in Section ~~1.03~~1.4 hereof) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation and delivery of American Depositary Shares representing the Shares so deposited and for the ~~execution and~~ delivery of uncertificated securities or certificated securities evidenced by American Depositary Receipts ~~evidencing the American Depositary Shares~~; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated in its entirety as follows:

~~ARTICLE 1.~~

ARTICLE 1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.

~~SECTION 1.01.~~    American Depositary Shares.

The term ~~"~~“American Depositary Shares~~"~~” shall mean the  securities representing the interests in the Deposited Securities ~~and evidenced by the Receipts issued hereunder~~created under this Deposit Agreement.  American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for sales of, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares, and to Owners and Holders of uncertificated American Depositary Shares as well as to Owners and Holders of Receipts.  Each American Depositary Share shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by Section ~~4.03~~4.3 or a change in Deposited Securities covered by Section ~~4.08~~4.8 with respect to which additional ~~Receipts~~American Depositary Shares are not ~~executed and~~ delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2.

Article; Section.

Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections,” such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3.

~~SECTION 1.02.~~    Commission.

The term ~~"~~“Commission~~"~~” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4.

~~SECTION 1.03.~~    Custodian.

The term ~~"~~“Custodian~~"~~” shall mean collectively the principal Tel Aviv office of Bank Leumi Le~~-~~-Israel Ltd. and the principal Tel Aviv office of ~~Israel Discount~~ Bank ~~Limited~~Hapoalim B.M., as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may  hereafter be appointed by the Depositary pursuant to the terms of Section ~~5.05,~~5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and the term ~~"~~“Custodians~~"~~” shall also mean all of them collectively.

SECTION 1.5.

Deliver; Surrender.

(i)

The term “deliver,” or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (A) a book-entry transfer of those Shares or other Deposited Securities to an account maintained with the Issuer or a depository institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (B) a physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(ii)

The term “deliver,” or its noun form, when used with respect to American Depositary Shares, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(iii)

The term “surrender,” or its noun form, when used with respect to American Depositary Shares, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(iv)

The term “surrender,” or its noun form, when used with respect to Receipts, shall mean surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.6.

~~SECTION 1.04.~~    Deposit Agreement.

The term ~~"~~“Deposit Agreement~~"~~” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.7.

~~SECTION 1.05.~~    Depositary; Corporate Trust Office.

The term ~~"~~“Depositary~~"~~” shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term ~~"~~“Corporate Trust Office~~"~~,” when used with respect to the Depositary, shall mean the office of the Depositary for the administration of depositary ~~receipts~~shares which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.8.

~~SECTION 1.06.~~    Deposited Securities.

The term ~~"~~“Deposited Securities~~"~~” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section ~~4.05.~~4.5.

SECTION 1.9.

~~SECTION 1.07.~~    Dollars; NIS; Foreign Currency~~.~~

The term ~~"~~“Dollars~~"~~” shall mean United States dollars.  The term ~~"~~“NIS~~"~~” shall mean New Israeli Shekels.  The term ~~"~~“Foreign Currency~~"~~” shall mean any currency other than Dollars.

SECTION 1.10.

~~SECTION 1.08.~~    Foreign Registrar.

The term ~~"~~“Foreign Registrar~~"~~” shall mean the Issuer,  which carries out the duties of registrar for the ~~fully-paid  Ordinary~~ Shares ~~of itself~~ or any successor as registrar for the ~~fully-paid Ordinary~~ Shares ~~of the Issuer~~ and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.11.

Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.12.

~~SECTION 1.09.~~    Issuer.

The term ~~"~~“Issuer~~"~~” shall mean Teva Pharmaceutical Industries Limited, incorporated under the laws of Israel, and its successors.

SECTION 1.13.

~~SECTION 1.10.~~    Owner.

The term ~~"~~“Owner~~"~~” shall mean the person in whose name ~~a Receipt~~an American Depositary Share is registered on the books of the Depositary maintained for such purpose.

SECTION 1.14.

~~SECTION 1.11.~~    Receipts.

The term ~~"~~“Receipts~~"~~” shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares in substantially the form of Exhibit A hereto.

SECTION 1.15.

~~SECTION 1.12.~~    Registrar.

The term ~~"~~“Registrar~~"~~” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register ~~Receipts~~American Depositary Shares and transfers of ~~Receipts~~American Depositary Shares as herein provided.

~~SECTION 1.13.~~

~~Restricted Receipts.~~

~~The term "Restricted Receipts" shall mean any Receipts issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Issuer as set forth in such Section.  Any such Restricted Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.~~

SECTION 1.16.

~~SECTION 1.14.~~    Restricted Securities.

The term ~~"~~“Restricted Securities~~"~~” shall mean Shares, or ~~Receipts~~American Depositary Shares representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 ~~to~~under the Securities Act of 1933) in a transaction or chain of  transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States~~,~~ or Israel,  or under the Memorandum ~~and~~or Articles of Association of the Issuer.

SECTION 1.17.

~~SECTION 1.15.~~    Securities Act of 1933.

The term ~~"~~“Securities Act of 1933~~"~~” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18.

~~SECTION 1.16.~~    Shares.

The term ~~"~~“Shares~~"~~” shall mean fully~~-~~ paid ~~Ordinary Shares~~ordinary shares in registered form of the Issuer, par value 0.10 NIS each, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

~~ARTICLE 2.~~

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES.

SECTION 2.1.

~~SECTION 2.01.~~    Form of Receipts and Transferability of ~~Receipts~~American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or  facsimile signature of a duly authorized signatory of the Depositary ~~or~~and, if a Registrar for the Receipts shall have been appointed ~~and such Receipts are~~, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and on which all American Depositary Shares delivered as hereinafter provided and all transfers of American Depositary Shares shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts or Owner’s confirmations with respect to uncertificated American Depositary Shares, as applicable, may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which ~~Receipts~~American Depositary Shares may be listed or to conform  with  any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts or uncertificated American Depositary Shares, as applicable, are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

~~Title to a Receipt (and to the~~ American Depositary Shares evidenced ~~thereby)~~by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable ~~by delivery with the same effect as in the case of a negotiable instrument; provided, however, that~~as certificated securities under the laws of the State of New York.   American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner ~~thereof~~ as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2.

~~SECTION 2.02.~~    Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to ~~execute and~~ deliver to, or upon the written order of, the person or persons stated in such order, ~~a Receipt or Receipts for~~ the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Israel which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time,  whether or not the transfer books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar) for transfer  and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3.

~~SECTION 2.03. Execution and~~    Delivery of ~~Receipts~~American Depositary Shares.

Upon receipt by any Custodian of any deposit pursuant to Section ~~2.02~~2.2 hereunder (and in addition, if the transfer books of the Issuer (or the appointed agent of the Issuer for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer (or the appointed agent of the Issuer for the transfer and registration of Shares, which may but need not be the Foreign Registrar) in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order ~~a Receipt or Receipts~~American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be ~~represented thereby~~so delivered.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall ~~execute and~~ deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, ~~a Receipt or Receipts, registered in the name or names and representing any authorized~~the number of American Depositary Shares requested by  such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the ~~execution and~~ delivery of such ~~Receipt or Receipts~~American Depositary Shares as provided in Section ~~5.09,~~5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4.

~~SECTION 2.04.~~    Transfer of ~~Receipts~~American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement including payment of the fees of the Depositary as provided in Section ~~5.09,~~5.9, shall register transfers of ~~Receipts~~American Depositary Shares on its transfer books from time to time, (i) in the case of certificated American Depositary Shares, upon ~~any~~ surrender of ~~a~~the Receipt evidencing those American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and (ii) in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall ~~execute a new Receipt or Receipts and~~ deliver ~~the same~~those American Depositary Shares to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees of the Depositary as provided in Section ~~5.09.~~5.9.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of a Receipt for the purpose of exchanging the certificated American Depositary Shares evidenced by that Receipt for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging those uncertificated American Depositary Shares for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The Depositary may, upon the consent of the Issuer, which consent shall not be unreasonably withheld,  appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to ~~Receipts~~  American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5.

~~SECTION 2.05.~~    Surrender of ~~Receipts~~American Depositary Shares and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of ~~a Receipt~~American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented ~~by the American Depositary Shares evidenced by such Receipt~~thereby, and upon payment of the fee of the Depositary for the surrender of ~~Receipts~~American Depositary Shares as provided in Section ~~5.09~~5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such ~~Receipt~~American Depositary Shares shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares ~~evidenced by such Receipt~~.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such ~~Receipts~~American Depositary Shares to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  ~~Thereupon~~

Following such surrender of American Depositary Shares in accordance with this Section 2.5, the Depositary shall direct the Custodian to deliver at the Tel Aviv office of such Custodian, subject to Sections ~~2.06, 3.01~~2.6, 3.1 and ~~3.02~~3.2 and to the other terms and conditions of this Deposit Agreement,  to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares ~~evidenced by  such Receipt~~, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary agrees not to deliver Shares~~,~~ by physical delivery, book entry or otherwise permit Shares to be withdrawn from the facility created hereby, except upon ~~receipt and~~ cancellation of ~~Receipts~~American Depositary Shares or in accordance with Section ~~2.09.~~2.9.

At the request, risk and expense of any Owner so surrendering ~~a Receipt~~American Depositary Shares, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares ~~evidenced by  such Receipt~~ to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6.

~~SECTION 2.06.~~    Limitations on ~~Execution and~~ Delivery, Transfer and Surrender of ~~Receipts~~American Depositary Shares.

As a condition precedent to the ~~execution and~~ delivery, registration, registration of transfer~~,~~ or surrender of any American Depositary Shares or split-up~~,~~ or combination of any Receipt or instruction for registration of transfer or surrender of ~~any~~American Depositary Shares not evidenced by a Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the American Depositary Shares or Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being  deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section ~~7.07.~~2.6 and Section 7.7.

The delivery of ~~Receipts~~American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, ~~or~~and the transfer of ~~Receipts~~American Depositary Shares in particular instances may be refused, ~~or~~and the registration of transfer of outstanding ~~Receipts~~American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, ~~or~~and if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement~~,~~ or the Memorandum and Articles of Association of the Issuer, and for any other reason, subject to Section ~~7.07~~7.7 of this Deposit Agreement.  The surrender of outstanding ~~Receipts~~American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with  voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ~~Receipts~~American Depositary Shares or to the withdrawal of the Deposited Securities.    Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.7.

~~SECTION 2.07.~~    Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner of the American Depositary Shares evidenced by that Receipt such American Depositary Shares in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8.

~~SECTION 2.08.~~    Cancellation and Destruction of ~~Sur- rendered~~Surrendered American Depositary Shares and Receipts.

All American Depositary Shares and Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9.

~~SECTION 2.09.~~    Pre-Release of ~~Receipts~~American Depositary Shares.

Notwithstanding Section ~~2.03~~2.3 hereof, unless requested in writing by the Issuer to cease doing so, the Depositary may ~~execute and~~ deliver ~~Receipts~~American Depositary Shares prior to the receipt of Shares pursuant to Section ~~2.02~~2.2 (~~a "~~“Pre-Release~~"~~”) in accordance with this Section ~~2.09.~~2.9.  The Depositary may, pursuant to Section ~~2.05,~~2.5, deliver Shares upon the ~~receipt and cancellation of Receipts which~~surrender of American Depositary Shares that have been Pre-Released, whether or not such ~~cancellation~~surrender is prior to the termination of such Pre-Release or the Depositary knows that such ~~Receipt has~~American Depositary Shares have been Pre-Released.  The Depositary may receive ~~Receipts~~American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release shall be (a) preceded or accompanied by a written representation and agreement from the person to whom ~~Receipts~~American Depositary Shares or Shares are to be delivered~~,~~ that such person, or its customer, (i) owns the Shares or ~~Receipts~~American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ~~Receipts~~American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or ~~Receipts~~American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ~~Receipts~~American Depositary Shares, as the case may be), other than in satisfaction of such Pre~~-~~-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares ~~which~~that are outstanding at any time as a result of Pre-~~Release~~Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to ~~change or~~ disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

~~ARTICLE 3.~~

SECTION 2.10.

Direct Registration System and Profile Modification System.

(i)  Notwithstanding the provisions of Section 2.4, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery as described in subsection (i) above, has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.CERTAIN OBLIGATIONS OF OWNERS OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES.

SECTION 3.1.

~~SECTION 3.01.~~    Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner ~~of a Receipt~~or Holder may be required from  time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of the number of ~~Receipts~~American Depositary Shares and Deposited Securities legally or beneficially owned or such information relating to the registration on the books of the Issuer or the Foreign  Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may reasonably deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any ~~Receipt~~American Depositary Shares or the distribution ~~or sale~~ of any dividend or sale or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

SECTION 3.2.

~~SECTION 3.02.~~    Liability of Owner or Holder for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any ~~Receipt~~American Depositary Shares or any Deposited Securities represented by any ~~Receipt~~American Depositary Shares, such tax or other governmental charge shall be payable by the Owner or Holder of such ~~Receipt~~American Depositary Shares to the Depositary.  The Depositary may refuse to effect any transfer of such ~~Receipt~~American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares ~~evidenced by such Receipt~~  until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder of such ~~Receipt~~American Depositary Shares shall remain liable for any deficiency.

SECTION 3.3.

~~SECTION 3.03.~~    Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares ~~and each certificate therefor~~ are validly issued, fully paid, nonassessable  and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares ~~or~~and sale of ~~Receipts evidencing~~  American Depositary Shares representing such Shares by that person ~~is~~are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and ~~issuance of Receipts.~~ delivery of American Depositary Shares. Any ~~shares~~Shares delivered to the Custodian for deposit bearing a restrictive legend shall not be accepted for deposit without first obtaining the Issuer~~'~~’s written consent.

~~ARTICLE 4.~~

SECTION 3.4.

Disclosure Regarding Holders.

The Issuer may from time to time request Owners or former Owners to provide information as to the capacity in which they hold or held American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters.  Each Owner and Holder agrees to provide any such information reasonably requested by the Issuer or the Depositary pursuant to this Section 3.4 whether or not still an Owner or a Holder at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such requests to Owners and to the last known address, if any, of former Owners and to forward to the Issuer any responses to such requests received by the Depositary; provided, that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary pursuant to this Deposit Agreement by Owners or former Owners.

ARTICLE 4.THE DEPOSITED SECURITIES.

SECTION 4.1.

~~SECTION 4.01.~~    Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section ~~4.05,~~4.5, convert such dividend or distribution into Dollars  as promptly as practicable and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section ~~5.09~~5.9 hereof~~)~~, if applicable) as promptly as practicable to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution ~~in respect of such Deposited Securities~~ an amount on account of taxes, the amount distributed to the Owner of the ~~Receipts evidencing~~ American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer, the Depositary or  their respective agents, as applicable, will remit to the appropriate governmental agency in Israel all amounts withheld and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and either the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ~~Receipts~~American Depositary Shares.

SECTION 4.2.

~~SECTION 4.02.~~    Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and ~~5.09,~~Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections ~~4.01, 4.03~~4.1, 4.3 or ~~4.04,~~4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to,  any requirement that the Issuer or  the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners ~~or holders~~) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to,  the public or private  sale in Israel of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the  Depositary as provided in Section ~~5.09~~5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.3.

~~SECTION 4.03.~~    Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall~~, only~~ if the Issuer shall so request, distribute to the Owners ~~of outstanding Receipts~~ entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, ~~additional Receipts evidencing~~ an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares ~~evidenced by Receipts~~, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section ~~5.09.~~5.9.  In lieu of delivering ~~Receipts for~~ fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section ~~4.01.~~4.1.  If additional ~~Receipts~~American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4.

~~SECTION 4.04.~~    Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Issuer, shall have discretion as to the procedure to be followed  in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available in Dollars to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take action as follows:  (i) if, at the time of the offering of any rights the Depositary reasonably determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate to facilitate the exercise of such rights by such Owner or (ii) if the Depositary reasonably determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section ~~5.09~~5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  ~~The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make  such rights available to Owners in general or any Owner in particular.~~

~~If~~In circumstances in which rights would otherwise not be distributed, if an Owner ~~of Receipts~~ requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in  its sole discretion are reasonably required under applicable law.  ~~Upon~~

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section ~~2.02~~2.2 of this Deposit Agreement, and shall, pursuant to Section ~~2.03~~2.3 of this Deposit Agreement, ~~execute and~~ deliver American Depositary Shares to such Owner ~~Restricted Receipts~~.  In the case of a distribution pursuant to the second paragraph of this section, Receipts evidencing such American Depositary Shares or Owner’s confirmations with respect to such uncertificated American Depositary Shares, as applicable, shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Issuer or the Depositary shall not offer such rights to the Owners of ~~Receipts~~American Depositary Shares unless and until such a registration statement is in effect, or unless the offering and sale of such  securities to the Owners of such ~~Receipts~~American Depositary Shares are exempt from registration under the provisions of such Act.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5.

~~SECTION 4.05.~~    Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time  of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ~~Receipt~~American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section ~~5.09.~~5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required  for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the  right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.  The Depositary shall promptly notify the Owners entitled to such Foreign Currency of any amounts being held for their respective accounts hereunder.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners ~~of Receipts~~ entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance ~~(~~uninvested and without liability for interest thereon~~)~~ for the respective accounts of, the Owners entitled thereto.  The Depositary shall promptly notify the Owners entitled to such Foreign Currency of any amounts being held for their respective accounts hereunder.

SECTION 4.6.

~~SECTION 4.06.~~    Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix  a record date, which shall be as close as practicable to the date corresponding to the record date fixed by the Issuer in respect of the Shares or other Deposited Securities, and will consult with the Issuer if such record date is different from the record date applicable to the Shares or other  Deposited Securities provided that neither the record date established by the Issuer for the Shares or Deposited Securities nor the record date established by the Depositary shall occur on a day on which the exchange or market on which Shares or the American Depositary Shares trade is closed in either Israel or the United States, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections ~~4.01~~4.1 through ~~4.05~~4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may  be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7.

~~SECTION 4.07.~~    Voting of Deposited Securities.

(i)

As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing, the Depositary shall mail to the Owners a notice containing (a) such information as is contained in the notice received by the Depositary, (b) a statement that each Owner at the close of business on a specified record date will be entitled, subject to  applicable law and the provisions of the Memorandum and Articles of Association of the Issuer and the provisions of or governing Deposited Securities, to instruct  the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Owner's Receipts~~ and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with paragraph (ii) of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated  by the Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Issuer and the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Owner's Receipts~~ in accordance with any nondiscretionary instructions set forth in such request, including the instruction to give a discretionary proxy to a person designated by the Issuer.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

(ii)

If, after complying with the procedures set forth in this Section, the Depositary does not receive instructions from the Owner of ~~a Receipt~~American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such ~~Receipt~~American Depositary Shares to a person designated by the Issuer.

SECTION 4.8.

~~SECTION 4.08.~~    Changes Affecting Deposited Securities.

In circumstances where the provisions of Section ~~4.03~~4.3 do not apply, upon any change in nominal value, change in  par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition to the existing Deposited Securities,  the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ~~Receipts~~American Depositary Shares are delivered pursuant to the following sentence.  In any such case the Depositary may, upon the consent of the Issuer, which consent shall not be unreasonably withheld, and shall if the Issuer shall so request, ~~execute and~~ deliver additional ~~Receipts~~American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9.

~~SECTION 4.09.~~    Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received  from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Owners copies of such reports ~~when~~ furnished by the Issuer pursuant to Section ~~5.06.~~5.6.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English, or an English summary, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10.

Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall, subject to applicable fees or expenses, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names ~~Receipts~~the American Depositary Shares are registered on the books of the Depositary.

SECTION 4.11.

Withholding.

The Depositary will forward to the Issuer such information from its records as the Issuer may reasonably request to enable the Issuer to file necessary reports with governmental authorities or agencies, and either the Issuer or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale in Israel dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges~~,~~ and the Depositary shall distribute the net proceeds of any such  sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

~~ARTICLE 5.~~

ARTICLE 5.THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1.

~~SECTION 5.01.~~    Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the ~~execution and~~ delivery, registration, registration of  transfers and surrender of ~~Receipts~~American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of ~~Receipts~~American Depositary Shares and transfers of ~~Receipts~~American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the ~~Receipts~~American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If ~~any Receipts or~~ the American Depositary Shares ~~evidenced thereby~~ are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or~~,~~ upon the consent of the Issuer, which consent shall not be unreasonably withheld, appoint a Registrar or one or more co-registrars for registry of such ~~Receipts~~American Depositary Shares in accordance with any requirements of such exchange or exchanges.

SECTION 5.2.

~~SECTION 5.02.~~    Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner~~,~~ or Holder if by reason of any provision of any present or future law or regulation of the United States, Israel or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Issuer, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or  affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed~~; nor shall~~.  Neither the Depositary ~~or~~nor the Issuer nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections ~~4.01, 4.02,~~4.1, 4.2, or ~~4.03~~4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section ~~4.04~~4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may  not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3.

~~SECTION 5.03.~~    Obligations of the Depositary, the Custodian and the Issuer.

~~The~~Neither the Issuer nor any of its directors, employees, agents or affiliates assumes ~~no~~any obligation nor shall ~~it~~they be subject to any liability under this Deposit Agreement ~~to Owners~~ or ~~holders of~~the Receipts to any Owner or Holder, except that ~~it~~the Issuer agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

~~The~~Neither the Depositary nor any of its directors, employees, agents or affiliates assumes ~~no~~any obligation nor shall ~~it~~they be subject to any liability under this Deposit Agreement or the Receipts to any Owner or ~~holder of any Receipt~~Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that ~~it~~the Depositary agrees to perform its  obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ~~Receipts~~American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities~~,~~ or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.

~~SECTION 5.04.~~    Resignation and Removal of the Depositary~~;~~: Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered  to the Issuer, such resignation to take effect upon the appointment of a successor depositary and such successor~~'~~’s written acceptance to the Issuer of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding ~~Receipts~~American Depositary Shares.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.

~~SECTION 5.05.~~    The Custodians.

The Depositary has appointed the principal Tel Aviv office of Bank Leumi Le-Israel Ltd. and the principal Tel Aviv office of ~~Israel Discount~~ Bank ~~Limited~~Hapoalim B.M., as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of  the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6.

~~SECTION 5.06.~~    Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the  Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the translation ~~in~~into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7.

~~SECTION 5.07.~~    Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a ~~"~~“Distribution~~"~~”) the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer ~~in the United States~~, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or by any company under its control, unless a Registration Statement is in effect or an exemption is available as to such Shares under the Securities Act of 1933.

SECTION 5.8.

~~SECTION 5.08.~~    Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section ~~2.09) of a Receipt or Receipts~~2.9) of American Depositary Shares in accordance with Section ~~2.09~~2.9 and which would not otherwise have arisen had such ~~Receipt or Receipts~~American Depositary Shares not been the subject of a Pre-Release pursuant to Section ~~2.09~~2.9; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had ~~a Receipt or Receipts~~the American Depositary Shares not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including but not limited to the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates~~,~~ due to their negligence or bad faith.

SECTION 5.9.

~~SECTION 5.09.~~    Charges of Depositary.

The Issuer agrees to pay the fees~~, reasonable expenses~~ and out-of-pocket ~~charges~~expenses of the Depositary and those of any Registrar only in accordance with agreements in writing  entered into between the Depositary and the Issuer from time to time.  ~~The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.~~

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a distribution of ~~Receipts~~American Depositary Shares pursuant to Section ~~4.03 hereof), whichever~~4.3), or by Owners, as applicable:  (1) ~~the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery of Receipts pursuant to Section 4.03, transfers pursuant to Section 2.04, the surrender of Receipts pursuant to Section 2.05, and the making of any cash distribution pursuant to the Deposit Agreement, including but not limited to Sections 4.01 through 4.04 thereof, (2)~~ taxes and other governmental charges, (~~3~~2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (~~4~~3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (~~5~~4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section ~~4.05,~~4.5, (~~6~~5) a fee ~~not in excess~~ of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~issuance or surrender, respectively, of a Receipt and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement~~delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section ~~2.09,~~2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in ~~Receipts~~American Depositary Shares.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11.

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Shares or Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12.

List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

~~ARTICLE 6.~~

ARTICLE 6.AMENDMENT AND TERMINATION.

SECTION 6.1.

~~SECTION 6.01.~~    Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by written agreement between the Issuer and the Depositary without the consent of the Owners or Holders in any respect which ~~they~~the Issuer and the Depositary may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration  fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding ~~Receipts~~American Depositary Shares until the expiration of ~~three months~~thirty days after notice of such amendment shall have been given to the Owners of outstanding ~~Receipts~~American Depositary Shares.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ~~Receipt~~American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner ~~of any Receipt~~ to surrender such ~~Receipt~~American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.

~~SECTION 6.02.~~    Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all ~~Receipts~~American Depositary Shares then outstanding at least ~~30~~thirty days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all American Depositary Shares then outstanding if at any time ~~60~~sixty days shall have expired after the Depositary shall have delivered to the ~~Owners of all Receipts then outstanding and~~ Issuer a written notice of its election to resign and a successor depositary  shall not have been appointed and accepted its appointment as provided in Section ~~5.04.~~5.4.  The Depositary shall promptly mail notice of such termination to the Owners of all ~~Receipts then outstanding.  If any Receipts~~American Depositary Shares then outstanding.  On and after the date of such termination, each Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ~~Receipts~~American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, ~~in exchange for Receipts surrendered to the~~upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~American Depositary Shares, any expenses for the account of the Owner of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners ~~which~~of American Depositary Shares that have not theretofore been surrendered ~~their Receipts~~, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~American Depositary Shares, any expenses for the account of the  Owner of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its  obligations to the Depositary under Sections ~~5.08~~5.8 and ~~5.09~~5.9 hereof.

~~ARTICLE 7.~~

ARTICLE 7.MISCELLANEOUS.

SECTION 7.1.

~~SECTION 7.01.~~    Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any ~~holder or~~ Owner ~~of a Receipt~~or Holder during business hours.

SECTION 7.2.

~~SECTION 7.02.~~    No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

~~SECTION 7.03.~~    Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.

~~SECTION 7.04.~~    Owners and Holders ~~and Owners~~ as Parties; Binding Effect.

The ~~holders and~~ Owners ~~of Receipts~~and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance ~~thereof~~of American Depositary Shares or any interest therein.

SECTION 7.5.

~~SECTION 7.05.~~    Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Teva Pharmaceutical Industries Limited, 5 Basel Street
P.O. Box 3190, Petach Tikva  49131 Israel, Attn: General Counsel or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: American Depositary Shares Administrator, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for ~~Receipts~~American Depositary Shares of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.  Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.

~~SECTION 7.06.~~    Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7.

~~SECTION 7.07.~~    Compliance With U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, TEVA PHARMACEUTICAL INDUSTRIES LIMITED and THE BANK OF NEW YORK have duly executed this ~~agreement~~Deposit Agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of ~~Receipts~~American Depositary Shares issued in accordance with the terms hereof.

TEVA PHARMACEUTICAL INDUSTRIES

LIMITED

By:  __________________________________

       Name:

       Title:

By:  __________________________________

       Name:

       Title:

THE BANK OF NEW YORK,

    as Depositary

By:   __________________________________

  Name:

  Title:

Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one (1) deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR FULLY~~-~~ PAID ORDINARY SHARES OF THE

PAR VALUE OF 0.10 NIS EACH OF

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(INCORPORATED UNDER THE LAWS OF ISRAEL)

The Bank of New York as depositary (hereinafter called the ~~"~~“Depositary~~"~~”), hereby certifies that                                                                    _____________________________________________________, or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited fully~~-~~ paid ~~Ordinary Shares~~ordinary shares (herein called ~~"~~“Shares~~"~~”) of Teva Pharmaceutical Industries Limited, incorporated under the laws of Israel (herein called the ~~"Company"~~“Issuer”).  At the date hereof, each American Depositary Share represents one (1) Share that is either deposited or subject to deposit under the deposit agreement at the principal Tel Aviv office of Bank Leumi Le~~-~~-Israel Ltd. ~~or~~and the principal Tel Aviv office of ~~Israel Discount~~ Bank ~~Limited~~Hapoalim B.M. (herein each called a ~~"~~“Custodian~~"~~”).  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called ~~"~~“Receipts~~"~~”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of February 8, 1982, as amended on September 29, 1986, August 28, 1987, March 13, 1990, March 6, 1992, March 5, ~~1993~~1993, and April 13, 1993, as further amended and restated as of February 12, 1997, and as further amended and restated as of October 18, ~~2005 (herein called the "~~2005, and as further amended and restated as of January ___, 2008 (as it may be further amended or supplemented from time to time, the “Deposit Agreement~~"~~”)~~,~~ by and among the ~~Company~~Issuer, the Depositary, and all ~~owners (each an "Owner")~~Owners and ~~holders~~Holders from time to time of ~~Receipts~~American Depositary Shares issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and ~~holders~~Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called ~~"~~“Deposited Securities~~"~~”).  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  In the event of any inconsistency between this Receipt and the provisions of the Deposit Agreement, the Deposit Agreement shall govern.  Terms used but not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.  Such delivery will be made at the option of the Owner hereof, either at the office of any Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

The Depositary agrees not to deliver Shares, by physical delivery, book entry or otherwise permit Shares to be withdrawn from the facility created hereby, except upon receipt and cancellation of ~~Receipts~~American Depositary Shares or in accordance with Section ~~2.09~~2.9 of the Deposit Agreement.

3.

TRANSFERS OF AMERICAN DEPOSITARY SHARES, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS, INTERCHANGE OF CERTIFICATES AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer~~,~~ or surrender of any American Depositary Shares or split-up~~,~~ or combination~~, or surrender~~ of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any  stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations  the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) of this Receipt.

The Depositary, upon surrender of a Receipt for the purpose of exchanging the certificated American Depositary Shares evidenced by that Receipt for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging those uncertificated American Depositary Shares for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The delivery of ~~Receipts~~American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, ~~or~~and the transfer of ~~Receipts~~American Depositary Shares in particular instances may be refused, ~~or~~and the registration of transfer of outstanding ~~Receipts~~American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, ~~or~~and if any such action is deemed necessary or advisable by the Depositary  or the ~~Company~~Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, ~~or~~and for any other reason, subject to paragraph (22) hereof.  The surrender of outstanding ~~Receipts~~American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the ~~Company~~Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ~~Receipts~~American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER OR HOLDER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any ~~Receipt~~American Depositary Shares or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Holder hereof to the Depositary.  The Depositary may refuse to effect any transfer of ~~this Receipt~~such American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares ~~evidenced by such Receipt~~ until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares ~~evidenced by this Receipt~~, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, ~~non assessable,~~nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that ~~Shares deposited~~the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted ~~securities.~~under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and ~~issuance of Receipts~~delivery of American Depositary Shares.  Any Shares delivered to the Custodian for deposit bearing a restrictive legend shall not be accepted for deposit without first obtaining the Company~~'~~’s written consent.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner ~~of a Receipt~~or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or  residence, exchange control approval, evidence of the number of ~~Receipts~~American Depositary Shares and Deposited Securities legally or beneficially owned or such information relating to the registration on the books of the ~~Company~~Issuer or  the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of ~~any Receipt~~American Depositary Shares or the distribution ~~or sale~~ of any dividend or ~~other~~sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

7.

CHARGES OF DEPOSITARY.

~~The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.~~

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the ~~Company~~Issuer or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a distribution of ~~Receipts~~American Depositary Shares pursuant to Section ~~4.03~~4.3 of the Deposit Agreement), ~~whichever~~or by Owners, as applicable:  (1) ~~the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement, transfers  pursuant to Section 2.04 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, and the making of any cash distribution pursuant to the Deposit Agreement, including but not limited to Sections 4.01 through 4.04 thereof, (2)~~ taxes and other governmental charges, (~~3~~2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (~~4~~3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (~~5~~4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section ~~4.05~~4.5 of the Deposit Agreement, (~~6~~5) a fee ~~not in excess~~ of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~issuance or surrender, respectively, of a Receipt and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers~~delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the ~~terms of the~~ Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section ~~2.09~~2.9 of the Deposit Agreement and ~~paragraph (~~Article 8~~)~~ hereof, may own and deal in any class of securities of the ~~Company~~Issuer and its affiliates and in ~~Receipts~~American Depositary Shares.

8.

LOANS AND PRE-RELEASE OF ~~RECEIPTS~~SHARES AND AMERICAN DEPOSITARY SHARES.

Notwithstanding Section ~~2.03~~2.3 of the Deposit Agreement, unless requested in writing by the Issuer to cease doing so, the Depositary may ~~execute and~~ deliver ~~Receipts~~American Depositary Shares prior to the receipt of Shares pursuant to Section ~~2.02~~2.2 of the Deposit Agreement ~~(a "~~“Pre-Release~~"~~”) in accordance with Section ~~2.09~~2.9 of the Deposit Agreement.  The Depositary may, pursuant to Section ~~2.05~~2.5 of the Deposit Agreement, deliver Shares upon ~~the receipt and cancellation of Receipts~~surrender of American Depositary Shares which have been Pre-Released, whether or not such ~~cancellation~~surrender is prior to the termination of such Pre-Release or the Depositary knows that such ~~Receipt has~~American Depositary Shares have been Pre-Released.  The Depositary may receive ~~Receipts~~American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release ~~shall~~will be (a) preceded or accompanied by a written representation ~~and agreement~~ from the person to whom ~~Receipts~~American Depositary Shares are to be delivered~~,~~ that such person, or its customer, (i) owns the Shares or ~~Receipts~~American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ~~Receipts~~American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (~~iii~~ii) will not take any action with respect to such Shares or ~~Receipts~~American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ~~Receipts~~American Depositary Shares, as the case may be), other than in satisfaction of such Pre~~-~~-Release, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares ~~which~~that are outstanding at any time as a result of Pre-~~Release~~Releases will not normally exceed thirty percent (30%) of the Shares deposited ~~hereunder~~under the Deposit Agreement; provided, however, that the Depositary reserves the right to ~~change or~~ disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES EVIDENCED BY A RECEIPT.

It is a condition of this Receipt and every successive ~~holder and~~ Owner and Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable ~~by delivery with the same effect as in the case of a negotiable instrument, provided, however,  that~~as certificated securities under the laws of the State of New York.  The Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The ~~Company~~Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the ~~"~~“Commission~~"~~”).   Such reports and communications will be available for inspection and copying by Owners and Holders at the public reference facilities maintained by the Commission located at ~~450 Fifth~~100 F Street, N.~~W~~E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners ~~of Receipts~~ at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the ~~Company~~Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the ~~Company~~Issuer.  The Depositary will also send to  Owners ~~of Receipts~~ copies of such reports when furnished by the ~~Company~~Issuer pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the ~~Company~~Issuer shall be furnished in English, or an English summary, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of ~~Receipts~~American Depositary Shares and transfers of ~~Receipts~~American Depositary Shares which at all reasonable times shall be open for inspection by the Owners ~~of Receipts~~, provided that such inspection shall not be for the purpose of communicating with Owners of ~~Receipts~~American Depositary Shares in the interest of a business or object other than the business of the ~~Company~~Issuer or a matter related to the Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a ~~foreign currency~~Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to ~~Section 4.05 of~~ the Deposit Agreement, convert such dividend or distribution into dollars as promptly as practicable and will distribute the amount thus received (net of the fees of the Depositary as provided in Section ~~5.09~~5.9 of the Deposit Agreement) to the Owners ~~of Receipts~~ entitled thereto as promptly as practicable, provided, however, that in the event that the ~~Company~~Issuer or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the ~~Receipts evidencing~~ American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and ~~5.09~~5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections ~~4.01, 4.03~~4.1, 4.3 or ~~4.04~~4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners ~~of Receipts~~ entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners ~~of Receipts~~ entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or  the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale in Israel of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section ~~5.09~~5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners ~~of Receipts~~ entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall~~, only~~ if the ~~Company~~Issuer shall so request, distribute to the Owners ~~of outstanding Receipts~~ entitled thereto, ~~additional Receipts evidencing~~ an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or  free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares ~~evidenced by Receipts~~, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section ~~5.09~~5.9 of the Deposit Agreement.  In lieu of  delivering ~~Receipts for~~ fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional ~~Receipts~~American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale in Israel dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners ~~of Receipts~~ entitled thereto.

13.

RIGHTS.

In the event that the ~~Company~~Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the ~~Company~~Issuer, shall have discretion as to the procedure to be followed in making such rights available in Dollars to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds  available to in Dollars ~~to~~ such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the ~~Company~~Issuer, take ~~action~~actions as follows:  (i) if, at the time of the offering of any rights the Depositary reasonably determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate to facilitate the exercise of such rights by such Owner or (ii) if the Depositary reasonably determines in its discretion that it is not lawful and feasible to make such  rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section ~~5.09~~5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ~~Receipt or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.~~American Depositary Shares or otherwise.

~~If~~In circumstances in which rights would otherwise not be distributed, if an Owner ~~of Receipts~~ requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner  under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the ~~Company~~Issuer to the Depositary that (a) the ~~Company~~Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the ~~Company~~Issuer has determined in its sole discretion are reasonably required under applicable law.  ~~Upon instruction~~If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the ~~Company~~Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section ~~2.02~~2.2 of the Deposit Agreement, and shall, pursuant to Section ~~2.03~~2.3 of the Deposit Agreement, ~~execute and~~ deliver American Depositary Shares to such Owner ~~Restricted Receipts~~.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the ~~Company~~Issuer to offer such rights to Owners and sell the securities upon the exercise of such rights, the Issuer or the Depositary shall not offer such rights to the Owners ~~of Receipts~~ unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners ~~of such Receipts~~ are exempt from registration under the provisions of such Act.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

CONVERSION OF FOREIGN CURRENCY~~.~~

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds  from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ~~Receipt~~American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section ~~5.09.~~5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the  Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.  The Depositary shall promptly notify the Owners entitled to such Foreign Currency of any amounts being held for their respective accounts under the Deposit Agreement.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners ~~of Receipts~~ entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance (uninvested and without liability for interest thereon) for the respective accounts of, the Owners entitled thereto.  The Depositary shall promptly notify the Owners entitled to such Foreign Currency of any amounts being held for their respective accounts under the Deposit Agreement.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date which date shall be as close as practicable to the date corresponding to the record date fixed by the ~~Company~~Issuer in respect of the Shares or other Deposited Securities, and will consult with the ~~Company~~Issuer if such record date is different from the record date applicable to the Shares or other Deposited Securities, provided that neither the record date established by the Issuer for the Shares or the Deposited Securities nor the record date established by the Depositary shall occur on a day on which  the exchange or market on which the Shares or the American Depositary Shares trade is closed in either Israel or the United States, (a) for the determination of the Owners ~~of Receipts~~ who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof  or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

 (i)

As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall if requested in writing mail to the Owners a notice containing (a) such information as is contained in the notice received by the Depositary, (b) a statement that each Owner at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and Articles of Association of the ~~Company~~Issuer and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Shares or other Deposited Securities represented by ~~the~~their respective American Depositary Shares ~~evidenced by such Owner's Receipts~~ and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with paragraph (ii) of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the ~~Company~~Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association  of the ~~Company~~Issuer and the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Owner's Receipts~~ in accordance with any nondiscretionary instructions set forth in such request, including the instruction to give a discretionary proxy to a person designated by the ~~Company~~Issuer.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

(ii)

If after complying with the procedures set forth in this Section the Depositary does not receive instructions from ~~the~~an Owner ~~of a Receipt~~ on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the respective American Depositary Shares ~~evidenced by such Receipt~~ to a person designated by the ~~Company~~Issuer.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section ~~4.03~~4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the ~~Company~~Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ~~Receipts~~American Depositary Shares are delivered pursuant to the following sentence.  In any such case the Depositary may, upon the consent of the ~~Company~~Issuer, which consent shall not be unreasonably withheld, and shall if the ~~Company~~Issuer shall so request, ~~execute and~~ deliver additional ~~Receipts~~American Depositary Shares as in the  case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE ~~COMPANY~~ISSUER AND DEPOSITARY.

Neither the Depositary nor the ~~Company~~Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or ~~holder of any Receipt~~Holder, if by reason of any provision of any present or future law or regulation of the United States, Israel or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the ~~Company~~Issuer, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the ~~Company~~Issuer or any of their directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed~~; nor shall~~.  Neither the Depositary ~~or the Company~~nor the Issuer nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or ~~holder of a Receipt~~Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections ~~4.01, 4.02,~~4.1, 4.2, or ~~4.03~~4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section ~~4.04~~4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners of ~~Receipts~~American Depositary Shares, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the ~~Company~~Issuer nor the Depositary  nor any of their directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under the Deposit Agreement or the Receipts to Owners or ~~holders of Receipts~~Holders of American Depositary Shares, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the ~~Company~~Issuer nor any of their directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the ~~Receipts~~American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be  furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the ~~Company~~Issuer nor any of their directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or ~~holder of a Receipt~~Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities~~,~~ or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The ~~Company~~Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees,  agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the ~~Company~~Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section ~~2.09~~2.9 of the Deposit ~~Agreeement~~Agreement) of a ~~Receipt or Receipts~~American Depositary Shares in accordance with Section ~~2.09~~2.9 of the Deposit ~~Agreeement~~Agreement and which would not otherwise have arisen had such ~~Receipt or Receipts~~American Depositary Shares not been the subject of a Pre-Release pursuant to Section ~~2.09~~2.9 of the Deposit ~~Agreeement~~Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had ~~a Receipt or Receipts~~the American Depositary Shares not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR ~~DEPOSITARY; APPOINTMENT OF SUCCESSOR~~ CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and such successor's written acceptance to the Company of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the ~~Company~~Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the ~~Company~~Issuer an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the ~~Company~~Issuer shall execute and deliver an instrument transferring to such successor all rights and  powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners ~~of all outstanding Receipts~~.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Whenever the Depositary in its discretion determines that it is in the best interest of the Owners ~~of Receipts~~ to do so, it may appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the ~~Company~~Issuer and the Depositary without the consent of the Owners or Holders in any respect which ~~they~~the Issuer and the Depositary may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration  fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners ~~of Receipts~~, shall, however, not become effective as to outstanding ~~Receipts~~American Depositary Shares until the expiration of ~~three months~~thirty days after notice of such amendment shall have been given to the Owners of outstanding ~~Receipts~~American Depositary Shares.  Every Owner ~~of a Receipt~~ at the time any amendment so becomes effective shall be deemed, by continuing to hold such ~~Receipt~~American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any  amendment impair the right of the Owner ~~of any Receipt~~ to surrender such ~~Receipt~~American Depositary Shares and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the ~~Company~~Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all ~~Receipts~~American Depositary Shares then outstanding at least ~~30~~thirty days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all American Depositary Shares then outstanding if at any time ~~60~~sixty days shall have expired after the Depositary shall have delivered to the ~~Owners of Receipts then outstanding and the Company~~Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in ~~Section 5.04 of~~ the Deposit Agreement.  The Depositary shall promptly mail notice of ~~such~~each termination to the Owners of all ~~Receipts then outstanding.  If any Receipts~~American Depositary Shares.  On and after the date of such termination, the Owner of American Depositary Shares, will upon (a) surrender of such American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ~~Receipts~~American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect  dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, ~~in exchange for Receipts surrendered to the~~upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~American Depositary Shares, any expenses for the account of the Owner of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and  any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, ~~uninvested~~unsegregated and without liability for interest, for the pro rata benefit of the Owners ~~which~~of American Depositary Shares that have not theretofore been surrendered ~~their Receipts~~, such Owners thereupon ~~become~~becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~American Depositary Shares, any expenses for the account of the Owner of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the ~~Company~~Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections ~~5.08~~5.8 and ~~5.09~~5.9 thereof.

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.

DISCLOSURE OF INTERESTS.

The Issuer may from time to time request Owners or former Owners to provide information as to the capacity in which they hold or held American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters.  Each Owner and Holder agrees to provide any such information reasonably requested by the Issuer or the Depositary pursuant to this Article and Section 3.4 of the Deposit Agreement whether or not still an owner or a Holder at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such requests to Owners and to the last known address, if any, of former Owners and to forward the Issuer any responses to such requests received by the Depositary; provided, that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary pursuant to the Deposit Agreement by Owners or former Owners.

24.

DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(i)

Notwithstanding the provisions of Section 2.4 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery as described in subsection (i) above, has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.